EXHIBIT 99.11
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                        CONSENT OF INDEPENDENT AUDITORS.
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                         Independent Auditors' Consent

We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement of the Undiscovered Managers Funds (1933 Act File No. 333-37711) on behalf of the Undiscovered Managers Behavioral Growth Fund, the Undiscovered Managers Special Small Cap Fund, the Undiscovered Managers REIT Fund, the Undiscovered Managers Small Cap Value Fund, the Undiscovered Managers Hidden Value Fund, the Undiscovered Managers Core Equity Fund, and the Undiscovered Managers All Cap Value Fund of our report dated October 2, 1998, relating to the Funds referenced above, which reports are included in the Annual Report to Shareholders for the period from December 30, 1997, commencement of investment operations, to August 31, 1998, which is incorporated by reference in the Statement of Additional Information which is part of such Registration Statement.

We also consent to the reference to our Firm under the caption "Independent Auditors" in the Statement of Additional Information of the Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts



February 24, 1999